June [  ], 2006

Shine Media Acquisition Corp.
Rockefeller Center
1230 Avenue of the Americas, 7th Floor
New York, New York 10020

Merriman Curhan Ford & Co.
600 California Street, 9th Floor
San Francisco, CA 94108

Re:	Initial Public Offering

Gentlemen:

AFG Trust Assets Ltd. (“AFG”), a stockholder of Shine Media Acquisition Corp. (“Company”), in consideration of Merriman Curhan Ford & Co. (“Merriman”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, AFG will vote all Insider Shares owned by it and all shares of Common Stock of the Company acquired by it in the IPO or aftermarket in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO or 24 months under the circumstances described in the prospectus relating to the IPO (such later date being referred to herein as the “Termination Date”), AFG shall (i) take all such action reasonably within its power as is necessary to (a) dissolve the Company and liquidate the Trust Fund to holders of IPO Shares as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the Delaware General Corporation Law (the “GCL”), including voting for the adoption of a resolution by the board of directors, prior to such Termination Date, pursuant to Section 275(a) of the GCL, which shall deem the dissolution of the Company advisable and (b) cause to be prepared such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible, and (ii) vote its shares in favor of any plan of dissolution and distribution recommended by the Company’s board of directors. If the Company does not consummate a Business Combination by the Termination Date, AFG hereby agrees, with respect to any plan of dissolution and distribution, to take all such action reasonably within its power to (x) cause the board of directors to convene, adopt a plan of dissolution and distribution, which AFG will vote to recommend to stockholders, and (y) on such date cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”) setting out the plan of dissolution and distribution. If the Company seeks approval from its stockholders to consummate a Business Combination within 90 days of the expiration of 24 months from the Effective Date, AFG agrees to take all such action reasonably within its power to ensure that the proxy statement related to such Business Combination will also seek stockholder approval for the plan of dissolution and distribution in the event the stockholders do not approve the Business Combination. If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 30 days prior to the date which is 24 months from the date of the IPO, AFG agrees, prior to such date to take all such action reasonably within its power as is necessary to convene and adopt a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. AFG hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and will not seek recourse against the Trust Fund for any reason whatsoever.

3. AFG acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4. Prior to a Business Combination, neither AFG, any control person, nor any affiliate (“Affiliate”) of AFG will be entitled to receive and will not accept any compensation for services rendered to the Company. Notwithstanding the foregoing to the contrary, AFG shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and commencing on the Effective Date, Enjoy Media (Hong Kong) Limited, an affiliate of the Company’s chief executive officer (“Related Party”), shall be allowed to charge the Company $10,000 per month to compensate it for the Company’s use of the Related Party’s office space and certain technology and administrative and secretarial services.

5. Neither AFG, any control person, nor any Affiliate of AFG will be entitled to receive or accept a finder’s fee or any other compensation in the event AFG, any control person or any Affiliate of AFG originates a Business Combination.

6. AFG will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with AFG and an escrow agent acceptable to the Company.

7. AFG’s Questionnaire furnished to the Company and Merriman and annexed as Exhibit A hereto is true and accurate in all respects. AFG represents and warrants that no control person:

(a)  is subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)  has ever been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)  has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. AFG hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for AFG and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, AFG will promptly notify the Company and Merriman and appoint a substitute agent acceptable to each of the Company and Merriman within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of one or more operating businesses in the media and advertising industry in China selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO and any shares of common stock issuable to the Insider upon exercise of options existing on the date hereof; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Fund” shall mean the trust account established by the Company at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

AFG Trust Assets Ltd.
Print Name of Insider

By:
Name: Authorized Signatory

EXHIBIT A

[Insider questionnaire]